                                                                       Exhibit 7

                            STOCK PURCHASE AGREEMENT


        This Stock Purchase Agreement (this "Agreement") is entered into as of April 19, 1999 among those persons listed on Schedule A attached hereto (individually a "Seller" and collectively the "Sellers") and those persons identified on Schedule B attached hereto (individually a "Buyer" and collectively the "Buyers").

                                   BACKGROUND

        A. The Sellers are the owners of a total of 3,225,100 shares of Common Stock (the "Shares") of Apria Healthcare Group, Inc., a Delaware corporation (the "Company"), as more specifically set forth on Schedule A.

        B. Relational Investors, LLC is the general partner or investment adviser of each of the Buyers.

        C. The Sellers desire to sell, and the Buyers desire to purchase, all of the Shares upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.      Basic Transaction.

                (a) Purchase of Shares. Pursuant to the terms and conditions set forth below, each Seller shall sell that number of Shares set forth opposite such Seller's name on Schedule A, and each Buyer shall purchase that number of Shares set forth opposite such Buyer's name on Schedule B.

                (b) Purchase Price. The purchase price is $13.00 net per Share, for a total purchase price of $41,926,300.00 for the 3,225,100 Shares.

        2. Closing. The settlement date shall be April 22, 1999. Settlement will be DVP (delivery versus payment).

        3. Representations of Sellers. Each Seller, as to itself but as to no other Seller, hereby represents, warrants and covenants to the Buyers that:

                (a) Ownership. Such Seller owns its Shares free and clear of any pledge, lien, charge, claim, security interest or other encumbrance of any kind, nature or description. Such Seller's Shares are validly issued, fully paid and non-assessable.

                (b) Authority and Compliance. Such Seller has full power and authority to transfer its Shares and has complied with or will comply with all legal requirements, if any, in connection with the sale of its Shares. Such transfer will not violate the rights of any third party.

                (c) Information. Such Seller was fully informed and advised on April 19, 1999 of certain information concerning the Company that may be material and non-public, including (i) the status of certain of the Company's financing initiatives, and (ii) the Company's preliminary first quarter 1999 results as reflected on materials disclosed by the Buyer.

        4. Representations of Buyers. Each Buyer, as to itself but as to no other Buyer, hereby represents, warrants and covenants to the Sellers that:

                (a) Registration or Exemption. Such Buyer understands that if it desires to sell the shares the Buyer will be required to sell the Shares pursuant to a registration under the Securities Act of 1933, as amended, or an exemption therefrom.

                (b) Authority and Compliance. Such Buyer has full power and authority to purchase its Shares and has complied with or will comply with all legal requirements, if any, in connection with the purchase of its Shares.

        5. Miscellaneous.

                (a) Further Action. Each party agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                (b) Entire Agreement; Successors and Assigns. This Agreement constitutes the entire understanding among the parties with regard to the subjects hereof, superseding all prior understandings, agreements, representations and negotiations, whether oral or written. The terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective executors, administrators, heirs, successors and assigns of the parties.

                (c) Choice of Law. This Agreement will be interpreted and enforced in accordance with the laws of the State of Delaware as applied to contracts executed and performed entirely therein.

                (d) Counterparts. This Agreement may be signed in any number of counterparts and by facsimile, and when so signed and delivered will have the same effect as if all signatures appeared on the same document.

                (e) Notices. All notices required or permitted under this Agreement must be given in writing (which may include facsimile). All notices will be effective upon the earlier of (i) receipt (including confirmation that a facsimile has been received) or (ii) five business days after being deposited in the U.S. mail or two business days after being delivered to an overnight courier, in each case properly addressed as set forth on Schedule A or B (as the case may be), as such address may be changed by proper notice to the other parties.

                (f) Interpretation. All parties have been assisted by counsel in connection with this Agreement. The normal rule of construction that any ambiguity will be resolved against the drafting party will not be used in the interpretation of this Agreement.

                (g) Gender and Number. As the context so requires, (i) the masculine gender will include the feminine and neuter, and vice versa, and (ii) the singular will include the plural, and vice versa.

                (h) Amendment of Agreement. This Agreement may be amended only by a written instrument signed by all of the parties.

                (i) Severability. If any provision of this Agreement or the application of any such provision to any party is held by a court of competent jurisdiction to be contrary to law, such provision will be deemed amended to the minimum extent possible to comply with such law, and the remaining provisions of this Agreement will remain in full force and effect.

                (j) Attorneys' Fees. If it becomes necessary for any party to initiate legal action or any other proceeding to enforce, defend or construe such party's rights or obligations under this Agreement, the prevailing party will be entitled to reasonable costs and expenses, including attorneys' fees and costs, incurred and paid in connection with such action or proceeding.

                (k) Fees and Expenses. The Sellers, on the one hand, and the Buyers, on the other, shall each bear their own respective fees and costs in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                            THE SELLERS:

                                            STINSON CAPITAL PARTNERS, L.P.

                                            STINSON CAPITAL PARTNERS II, L.P.

                                            BK CAPITAL PARTNERS IV, L.P.

                                            By: Richard C. Blum & Associates,
                                                L.P., its General Partner

                                               By: Richard C. Blum &
                                                   Associates, Inc.,
                                                   its General Partner


                                                   By: /s/ MURRAY A. INDICK
                                                       Name:  Murray A. Indick
                                                       Title: Managing Director

                                            STINSON CAPITAL FUND (CAYMAN), LTD.

                                            BCG PENSION PLAN

                                            UNITED BROTHERHOOD OF CARPENTERS AND
                                            JOINERS OF AMERICA LOCAL UNIONS AND
                                            COUNCILS PENSION FUND

                                            THE CARPENTERS PENSION TRUST FOR
                                            SOUTHERN CALIFORNIA

                                            THE COMMON FUND

                                            By: Richard C. Blum & Associates,
                                                L.P., its Investment Adviser

                                                By: Richard C. Blum &
                                                    Associates, Inc., its
                                                    General Partner

                                                    By: /s/ MURRAY A. INDICK
                                                        Name:  Murray A. Indick
                                                        Title: Managing Director

                                            THE BUYERS:

                                            RELATIONAL INVESTORS, L.P.
                                            RELATIONAL FUND PARTNERS, L.P.
                                            RELATIONAL COAST PARTNERS, L.P.
                                            RELATIONAL PARTNERS, L.P.

                                            By: Relational Investors, LLC
                                                as general partner to each

                                                By: /s/Ralph V.  Whitworth
                                                   -----------------------------
                                                   Ralph V. Whitworth
                                                   Managing Member

                                            DAVID H. BATCHELDER TRUST

                                            By: Relational Investors, LLC

                                            Its:Account Manager under that
                                                certain Management Agreement
                                                dated June 30, 1997

                                               By: /s/Ralph V.  Whitworth
                                                   -----------------------------
                                                   Ralph V. Whitworth
                                                   Managing Member

                                            HENRY W. WINSHIP

                                            By: Relational Investors, LLC

                                            Its: Account Manager under that
                                                 certain Management Agreement
                                                 dated July 1, 1998

                                                 By:  /s/Ralph V.  Whitworth
                                                   -----------------------------
                                                    Ralph V. Whitworth
                                                    Managing Member

                                            MARYLAND STATE RETIREMENT AGENCY

                                            By: Relational Investors, LLC

                                            Its: Account Manager under that
                                                 certain Management Agreement
                                                 dated December 12, 1997

                                                 By: /s/Ralph V.  Whitworth
                                                   -----------------------------
                                                     Ralph V. Whitworth
                                                     Managing Member

                                   SCHEDULE A

         SELLERS


                                                                             Purchase
Seller's Name and Address(1)                Shares Being Sold                   Price
----------------------------                -----------------                   -----
                                                      Class A
The Carpenters Pension Trust for                    1,111,900              $14,454,700
Southern California

Stinson Capital Partners, L.P.                      1,048,100               13,625,300

The Common Fund                                       433,800                5,639,400

BCG Pension Plan                                      331,300                4,306,900

BK Capital Partners IV, L.P.                          119,700                1,556,100

Stinson Capital Partners II, L.P.                      87,300                1,134,900

United Brotherhood of Carpenters and                   54,200                  704,600
Joiners of America Local Unions and
Councils Pension Fund

Stinson Capital Fund (Cayman), Ltd.                    38,800                  504,400

TOTAL                                               3,225,100              $41,926,300
                                                  ===========              ===========


--------
(1)    The address for each Seller is:
                  c/o Richard C. Blum & Associates, L.P.
                  909 Montgomery Street, Suite 400
                  San Francisco, CA  94133
                  Attn: General Counsel
                  TEL:  415-434-1111
                  FAX:  415-434-3130

                                   SCHEDULE B

BUYERS

Buyer's Name and Address (a)     Shares Being Purchased              Purchase Price
----------------------------     ----------------------              --------------
Relational Investors, LP                      2,445,861              $31,796,193.00

Relational Partners, LP                         269,734                3,506,542.00

Relational Coast Partners, LP                    90,970                1,182,610.00

Relational Fund Partners, LP                     63,409                  824,317.00

Maryland State Retirement Agency                341,983                4,445,779.00
(Managed Account)

David H. Batchelder Trust                        12,404                  161,252.00
(Managed Account)

Henry W. Winship                                    739                    9,607.00
                                              ---------              --------------
(Managed Account)

  Total                                       3,225,100              $41,926,300.00
                                              =========              ==============


Address:


-----------------------------------------
For all Buyers the address is as follows:

c/o Relational Investors LLC
4330 La Jolla Village Drive, Suite 220
San Diego, CA 92122
Tel:  (619) 597-9400
Fax: (619) 597-8200



B-1